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                                                                   EXHIBIT(i)(2)

            [Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

                                                         August 26, 2009

Van Kampen Series Fund, Inc.
522 Fifth Avenue
New York, New York 10036

               Re:  Post-Effective Amendment No. 42 to the
                    Registration Statement on Form N-1A for
                    the Van Kampen Series Fund, Inc.
                    (the "Registration Statement")
                    (File Nos. 33-51294 and 811-7140)
                    ---------------------------------


     We hereby consent to the reference to our firm under the heading "Legal Counsel" in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.


                                        Very truly yours,



                                        /s/ Skadden, Arps, Slate
                                            Meagher & Flom LLP